UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 17, 2005

SYNPLICITY, INC.

(Exact name of registrant as specified in its charter)

California	000-31545	77-0368779
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 West California Avenue

Sunnyvale, California 94086

(Address of Principal Executive Offices, including Zip Code)

(408) 215-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

This Current Report on Form 8-K/A is being filed to attach as an exhibit the amended Variable Incentive Pay Plan adopted by the Board of Directors of Synplicity, Inc. on May 18, 2005, which plan was originally adopted on February 17, 2005. The following summary description of the plan, as amended, is not intended to be complete and is qualified in its entirety by the complete text of the amended plan attached hereto as Exhibit 10.41.

Eligibility

The plan participants will be U.S. based full time, or U.S. based part-time exempt, non-commissioned employees of Synplicity.

Payments

The target percentage of a plan participant’s compensation that is variable under the plan, as amended, corresponds to individual job categories and may vary from zero to 200% of a specified percentage of such employee’s base salary. Changes in the variable pay percentages are effective on April 1 of each calendar year.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit	Description
10.41	Variable Incentive Pay Plan, as amended on May 18, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNPLICITY, INC.

By:	/s/ Gary Meyers
Gary Meyers
Chief Executive Officer and President

By:	/s/ Douglas S. Miller
Douglas S. Miller
Senior Vice President of Finance and Chief Financial Officer

Date: May 24, 2005